EXHIBIT 99.1

Okmin Resources, Inc. Restructures its Interest at West Sheppard Pool

Encino, California, November 18, 2024 – Okmin Resources, Inc. ("Okmin” and the "Company") (OTCQB: OKMN), today announced that it has entered into an agreement to exchange its 50% working interest at the West Sheppard Pool project in Okmulgee County Oklahoma into a 10% Overriding Royalty Interest.

The Company has assigned its 50% interest in the West Sheppard Pool project to Sheppard Pool Operating, LLC, the operator of the project. After Sheppard Pool Operating has received $22,850 in revenue from the project, the Company will receive a 10% overriding royalty interest (“ORRI”) in the project. Sheppard Pool may elect to reduce the 10% ORRI to 5% by a one-time payment of $100,000 to the Company within 4 years of the effective date of the agreement.

The greater Sheppard Pool field encompasses over 5,000 acres, with existing wells on the leases ranging from 850′ to 1,950′ in depth with gas production from several zones historically as their main objective. Currently, there is no production from West Sheppard due to the pipeline company requiring additional gas throughput to replace a failed compressor and related infrastructure. Additional capital is needed to complete the required work to potentially restart production. In addition, there are several additional zones that have not yet been tested for oil and gas production.

“This transaction keeps us involved in the upside potential of the West Sheppard Pool field, without the overall burden of financial commitments”, said Okmin’s Chief Executive Officer, Jonathan Herzog. “The property operator can consolidate the West Sheppard Pool and East Sheppard Pool properties back into one larger project which increases the incentive for a new partner to enter the project and provide the necessary funding to properly develop a unified Sheppard Pool field.”

About Okmin Resources Inc.:

Okmin Resources, Inc. ("Okmin” and the "Company") (OTCQB: OKMN) is focused on acquiring, exploring and developing natural resource assets. To date, the Company has predominantly directed its attention to the acquisition and development of domestic oil and gas fields. Okmin's projects are located in Oklahoma and Kansas. The Company’s lease holdings are all within the Cherokee Platform, a geological feature covering an area of northeastern Oklahoma and southeastern Kansas in the mid-continent region of the United States. The Cherokee Platform has been an established oil producing region for the last century. For more information about Okmin, please visit the Company’s website: www.okminresources.com.

Okmin is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, the Company files periodic reports, documents, and other information with the Securities and Exchange Commission (the “Commission”) relating to our business, financial statements, and other matters. These filings are available to the public on the Commission’s website at http://www.sec.gov.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are based upon current estimates and assumptions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 and its other filings and submissions with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements. This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.

Investor & Media Contacts:

Jonathan Herzog, President and Chief Executive Officer

Tel: +1 (818) 201-3727

info@okminresources.com

Investor Relations:

Jessica Abaian, Manager – Investor Relations

Tel: +1 (818) 201-3727

jessica@okminresources.com